PULTE CORPORATION
                 EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20052, Form S-8 No. 2-59802, Form S-8 No. 33-40102, Form S-8 No. 33-98944 and Form S-8 No. 33-99218) and the
     related Prospectuses of Pulte Corporation for the registration of shares of its common stock of our report dated January 21, 1998, except for the last paragraph of Note 10 as to which the date is March 5, 1998, with respect to the consolidated financial statements and schedule of Pulte Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.





                                                       ERNST & YOUNG LLP

     Detroit, Michigan
     March 9, 1998

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